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                                                               EXHIBIT 4.1

                       U.S. TRANSPORTATION SYSTEMS, INC.
                     EMPLOYEE STOCK AND STOCK OPTION PLAN


1.       PURPOSES

         The purpose of the U.S. Transportation Systems, Inc. Employee Stock and Stock Option Plan (the "Plan") is to aid U.S. Transportation Systems, Inc. and its "subsidiaries" (as defined under the federal securities laws) (together the "Company") in attracting and retaining highly capable employees and consultants and to enable selected key employees and consultants or other representatives of the Company to acquire or increase ownership interest in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, this Plan authorizes the granting to selected key employees and consultants of options to acquire shares of the Company's Common Stock, par value $.01 per share ("Common Stock") or the granting of Common Stock, pursuant to the terms and conditions hereinafter set forth.

         Securities granted hereunder may include (i) "Non-Qualified Options" (which term, as used herein, shall mean options that are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code")), and (ii) restricted and unrestricted stock grants. Options or grants of Common Stock for no more than an aggregate of 2,000,000 shares of Common Stock may be granted under this Plan.

2.       EFFECTIVE DATE

         This Plan shall become effective on September 20, 1996 (the "Effective Date").

3.       ADMINISTRATION

         (a) This Plan shall be administered by the Board of Directors or a committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors"), who are selected by the Board of Directors. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

         (b) A majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members, shall be the acts of the Committee.

         (c) Subject to the other provisions of this Plan, the Board or the Committee shall have full authority to decide the date or dates on which shares of Common Stock or options (the "Options") to acquire shares of Common Stock will be granted under this Plan (the "Date of Grant"), to select the key employees to whom the Common Stock or the Options will be granted and to determine the number of shares of Common Stock to be granted or covered by each Option, an with respect to Options granted, the price at which such shares may be purchased upon the exercise of such option (the "Option Exercise Price") and other terms and conditions of such purchase. The granting of shares of Common Stock to any employee or consultant may include terms and provisions, including but not limited to those which have the effect of a guaranty of the amount of the proceeds from any subsequent sale of the Common Stock, or otherwise. In making those determinations, the Board or the Committee shall solicit the recommendations of the President and Chairman of the Board of the Company and may take into account the key employee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Provided,


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however, that any such determinations shall be made subject to and in compliance with, the rules and regulations promulgated by the Securities and Exchange Commission and any exchange on which the Company's securities are then traded. Subject to the other provisions of this Plan, the Board or the Committee shall also have full authority to interpret this Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering this Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of this Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder.

4.       ELIGIBILITY

         Subject to the provisions of Section 7 below, key employees of the Company (including officers and directors who are employees) and consultants and other representatives of the Company shall be eligible to receive Options or grants of Common Stock under this Plan.

5.       OPTION SHARES

         (a) The shares subject to Options granted under this Plan shall be shares of Common Stock. If an Option expires, terminates or is otherwise surrendered, in whole or in part, the shares allocable to the unexercised portion of such Option shall again become available for grants of Options hereunder. As determined from time to time by the Board of Directors, the shares available under this Plan for grants of Options may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company or a subsidiary following original issuance.

         (b) The aggregate number of shares of Common Stock as to which Options may be granted hereunder, as provided in Subsection 5(a) above, the number of shares covered by each outstanding Option and the Option Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.


6.       TERMS AND CONDITIONS OF GRANTS

         The Board or the Committee may, in its discretion, grant to a key employee or consultant only Options, only shares of Common Stock, or a combination of both. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement between the Company and the recipient to whom the option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply with and be subject to the following terms and conditions:

         (a) Option Exercise Price. The Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Option shall be determined by the Board or the Committee. Anything contained in this Section 6(a) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any Option is adjusted pursuant to Section 5(b) above, a corresponding adjustment shall be made in the Option Exercise Price per share.

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         (b) Duration of Options. The duration of each Option granted hereunder shall be determined by the Board or the Committee, except that each Option granted hereunder shall expire and all rights to purchase shares of Common
Stock pursuant thereto shall cease one day before the tenth anniversary of the Date of Grant of such Option (in each case, the "Expiration Date").

         (c) Vesting of Grants or Options. The vesting of each Option or share of Common Stock granted hereunder shall be determined by the Board or the Committee. Only such vested portions of Options may be exercised. Only such vested portions of grants of Common Stock may be disposed of.

         (d) Merger, Consolidation, etc. In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to, another corporation and provision is not made pursuant to the terms of such transaction for (i) the assumption by the surviving, resulting from acquiring corporation of outstanding Options, (ii) the substitution therefor of new options granting reasonably similar rights and privileges, or
(iii) the payment of cash or other consideration in respect thereof, the Board or the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 30 days prior to the announced anticipated effective date of the proposed transaction, and the Board or the Committee shall specify in such notice a date, which date shall be not less than 10 days prior to the announced anticipated effective date of the proposed transaction.

         (e) Exercise of Options. A person entitled to exercise an Option, or any portion thereof, may exercise it (or such vested portion thereof) in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of its Chairman, President or such other duly elected officer as shall be designated in writing by the Board or the Committee to the Optionee, written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option Exercise Price for such shares. Such payment shall be made in cash or by certified check or bank draft to the order of the Company; provided, however, that the Board or the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common Stock of the Company previously acquired by the person entitled to exercise the Option and having a fair market value on the date of exercise equal to the price for which the shares of Common Stock may be purchase pursuant to the Option, or pursuant to a cashless exercise of the option.

         (f) Transferability. Options shall not be transferable other than by will or the laws of descent and distribution and an Option may not be exercised by anyone other than the Optionee; except that if the Optionee dies or becomes incapacitated, the Option may be exercised by his or her estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Plan.

         (g) Termination of Employment or Services. The following rules shall apply in the event of an Optionee's termination of employment or services with or for the Company; if not otherwise specified in an employment, consulting or similar services agreement with the Company:

                  (i) In the event of an Optionee's termination of employment with or services to the Company either (1) by the Company for Cause (as defined in any relevant agreement to which Optionee is a party) or for fraud, dishonesty, habitual drunkenness or drug use, or willful disregard of assigned duties by such Optionee in the absence of such an agreement, or (2) by the Optionee voluntarily otherwise than at the end of an employment or service term under a relevant agreement to which Optionee is a party and without the written consent of the Company, then the Option shall immediately terminate.

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                  (ii) In the event of the Optionee's termination of employment with or service to the Company for reason of retirement or under circumstances other than those specified in subsection (g)(i) immediately above, and for reasons other than death or disability, the Option shall terminate three months after the date of such termination of employment or service or on the Expiration Date, whichever shall first occur; provided, however, that if the Optionee dies within such 3-month period, the time period set forth in subsection (g) (iii) immediately below shall apply.


                  (iii) In the event of the death or disability, of the Optionee while the Optionee is employed by or providing services to the Company, the Option shall terminate on the first anniversary of the Optionee's date of termination of employment or service, or on the Expiration Date, whichever shall first occur.

         (h) No Rights as Stockholder or to Continued Employment. No Optionee shall have any rights as a stockholder of the Company with respect to any shares covered by an Option prior to the date of exercise of an option or granting of shares of Common Stock, and neither this Plan nor any Option granted hereunder shall confer upon an Optionee any right to continuance of employment by the Company or interferes in any way with the right of the Company to terminate the employment of such Optionee.

7.       ISSUANCE OF SHARES; RESTRICTIONS

         (a) Subject to the conditions and restrictions provided in this
Section 7, the Company shall, within 20 business days after the Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued upon exercise of an Option or upon grant of shares of Common Stock to reflect any restrictions provided for in this Plan.

         (b) Unless the shares subject the grant or to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") (and, in the case of any Optionee or grantee who may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by the Optionee or grantee), or the Company has determined that an exemption from registration under the Act is available, the Company may require prior to and as a condition of the issuance of any shares of Common Stock, that the person exercising an Option or receiving a grant of Common Stock hereunder (i) sign such agreements with respect thereto as the Company may require, and (ii) furnish the Company with a written representation in a form prescribed by the Board or Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.

                  (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obliged to sell or issue any shares of Common Stock pursuant to the grant of shares of Common Stock or the exercise of an Option granted hereunder unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws or regulations by which the Company is bound or to which the Company or such shares are subject.

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8.       SUBSTITUTE OPTIONS

         Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board of Directors, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a subsidiary. The terms, provisions and benefits to Optionees of the Options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of shares of Common Stock of the Company instead of shares of such other corporation.

9.       TERM OF THE PLAN

         Unless the plan has been sooner terminated pursuant to Section 10 below, this Plan shall terminate on, and no Options or shares of Common Stock shall be granted after, the tenth anniversary of the Effective Date. The provisions of this Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of such Options.

10.      AMENDMENT AND TERMINATION OF PLAN

         The Board of Directors at any time may terminate this plan or amend it from time to time in such respects as it deems desirable.

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